DECLARATION OF TRUST
                                       OF
                           CONSECO FINANCING TRUST XII

         THIS DECLARATION OF TRUST is made as of January 11, 2000 (this "Declaration of Trust"), by and among Conseco, Inc., an Indiana corporation, as sponsor (the "Sponsor"), and First Union Trust Company, National Association, as trustee, Rollin M. Dick, as trustee, and Stephen C. Hilbert, as trustee (collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Conseco Financing Trust XII" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

         3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Sponsor, as the sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare one or more offering memoranda or circular in preliminary and final form relating to the offering and sale of Preferred Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Preferred Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and file an application, and all other applications, statements, certificates,


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agreements and other instruments that shall be necessary or desirable, to the
Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; and
(v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, dealer manager agreements, escrow agreements, remarketing agreements, registration rights agreements and other related agreements providing for or relating to the sale of the Preferred Securities of the Trust.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or "Blue Sky" laws.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of trustees of the Trust initially shall be three and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

         7. First Union Trust Company, National Association, in its capacity as Trustee, shall not have the powers or duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of
Section 3807(a) of the Business Trust Act.

         8. The Trust may be dissolved and terminated before the issuance of the Preferred Securities at the election of the Sponsor.

         9. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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


         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                               CONSECO, INC., as Sponsor


                               By:     /S/ ROLLIN M. DICK
                                       --------------------------------------
                               Name:   Rollin M. Dick
                               Title:  Executive Vice President


                               FIRST UNION TRUST COMPANY, NATIONAL
                               ASSOCIATION, not in its individual capacity but solely as trustee of the Trust


                               By:    /S/ STEPHEN J. KABA
                                      --------------------------------------
                               Name:  Stephen J. Kaba
                               Title: Vice President


                               ROLLIN M. DICK, not in his individual capacity but solely as trustee of the Trust

                               /S/ ROLLIN M. DICK
                               --------------------------------------




                               STEPHEN C. HILBERT, not in his individual capacity but solely as trustee of the Trust


                               /S/ STEPHEN C. HILBERT
                               --------------------------------------







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